Virtual Medical Centre Limited
ABN 12 097 593 587

Annual financial report
30 June 2009

Virtual Medical Centre Limited
ABN 12 097 593 587

Contents

Directors' report

For the year ended 30 June 2009

The directors present their report together with the financial report of Virtual Medical Centre Limited ("the Company") for the year ended 30 June 2009 and the auditor's report thereon.

1. Directors

The directors of the Company at any time during or since the end of the financial year are:

Name and qualifications	Time of Appointment	Experience and special responsibilities
Wayne Hughes, MBA Director	25/07/2006	Mr Hughes has an extensive business background ranging from numerous start-up companies through to corporate senior management. Mr Hughes has owned and operated various enterprises for over 20 years and has successfully grown several companies increasing shareholder value under his leadership.
Andrew Dean, MBBS & FRACP Director	01/09/2001	Founded and evolved Palliative Care services at a number of major teaching hospitals. Current positions are Consultant Physician in Oncology and Palliative Care at St John of God Hospital Subiaco and Founder and Medical Director of the Company.
Mark White, BA Director	21/11/2005	Mr White has been involved in capital markets since 1991. In 2007, Mr White founded and is the President of MyRapidMD Corporation, a telephonic rapid response program for medical emergencies. Mr White has developed several IT organisations specialising in mobile technologies.
Clifford Rosenberg, MS & BS Director	01/04/2009	Mr Rosenberg has more than 20 years experiences with leading brands in the online media, management consulting and telecommunications industries. He is the former Managing Director of Yahoo! Australia & New Zealand. Currently, he is Chairman of Sound Alliance and also has experience in digital agency activities as Executive Chairman for Clear Light Digital.

2. Company secretary

Thomas Maher, MBA, was appointed to the position of company secretary on 1 September 2007. Mr Maher has over 20 years experience in aviation with Ansett Australia and national retail with Coles Myer Ltd. Mr Maher possesses a complete range of professional leadership and financial skills. Stuart Usher was appointed Joint Company Secretary on 21 May 2009. Stuart has a financial background across many industry sectors and has considerable experience in finance, M&A, corporate governance and compliance.

3. Principal activities

The principal activities of the Company during the course of the financial year continued to be operation and maintenance of the website, "www.virtualmedicalcentre.com.au".

There were no significant changes in the nature of the activities of the Company during the year.

4. Operating and financial review

The operating result of Virtual Medical Centre for the year is a loss of $1,536,343 (2008: loss of $1,621,224).

5. Directors' meetings

The number of directors' meetings (including meetings of committees of directors) and the number of meetings attended by each of the directors of the Company during the financial year are:

Directors	Board meetings	
	A	**B**
Wayne Hughes	2	2
Andrew Dean	2	2
Mark White	2	2
Clifford Rosenberg	1	1

A – number of meetings attended B – number of meetings held during the time the director held office during the year

Directors' report

For the year ended 30 June 2009 (continued)

6. Events subsequent to reporting date

The Company executed a Term Sheet in February 2010 with a Nevada (United States) corporation. The Company intends to enter into a reverse merger with this Nevada corporation, which is currently listed on the FINRA Over-the-Counter Bulletin Board ("OTC-BB"). Pursuant to the Term Sheet, the shareholders of the Company will own a majority interest in the OTC-BB listed entity.

The Financial Industry Regulatory Authority ("FINRA") is the largest independent regulator for all securities firms conducting business in the United States. The OTC-BB is a 'secondary' board listing equity securities not listed on the New York Stock Exchange or NASDAQ. Issuers of all securities quoted on the OTC-BB are subject to periodic filing requirements with the Securities and Exchange Commission or other regulatory authority.

The Term Sheet also contemplates a private placement of shares in the listed entity to raise up to USD $8,000,000, the terms of which are yet to be determined.

The equity capital raising is designed to fund existing and future working capital requirements and the planned growth and expansion of the Company nationally and globally, with a focus on North America, Europe and Asia, along with a series of planned acquisitions in Australia.

Since 30 June 2009, the Company has issued 303,030 shares to raise USD $100,000, through a private capital raising from sophisticated investors.

The Company has entered into non-binding agreements to acquire Australian-based targets GlassesOnline ("GOL") and PharmacyOnline ("POL"), as follows:

- Subject to the successful equity capital raising noted above and an appropriate intervening period, the non-binding agreement encapsulates the Company's intent to acquire 65% of the GOL business for $200,000 in cash and $900,000 in shares.
- Subject to the successful equity capital raising noted above and an appropriate intervening period, the non-binding agreement encapsulates the Company's intent to acquire 50% plus one share of the POL business for $3,500,000 in cash and $687,500 in shares.

Certain directors have provided written confirmations that they will collectively provide financial support for an amount of $750,000 from 1 July 2009 to 28 February 2011 or until such a time as the Company is self sustaining, whichever is earlier.

Except as noted above, no matters have arisen since the end of the financial year that have significantly affected or may significantly affect the operations of the Company.

7. Dividends

No dividends were paid or proposed by the Company since the end of the previous financial year.

Directors' report

For the year ended 30 June 2009 (continued)

8. Likely developments

Further information about likely developments in the operations of the Company and the expected results of those operations in future financial years has not been included in this report because disclosure of the information would be likely to result in unreasonable prejudice to the Company.

9. Environmental regulation

The Company's operations are subject to the laws of Australia, which impose environmental compliance and reporting obligations. The directors are not aware of any significant breaches during the period covered by this report.

10. Indemnification and insurance of officers and auditors

Indemnification
Since the end of the previous financial period, the Company has not indemnified or made a relevant agreement for indemnifying against a liability any person who is or has been an officer or auditor of the Company.

Insurance premiums
During the financial year the Company has not paid any premiums in respect of directors' and officers' liability and legal expenses' insurance contracts for the financial year ended 30 June 2009 and since the financial year, the Company has not paid or agreed to pay, any premiums in respect of such insurance contracts for the year ended 30 June 2009.

11. Lead auditor's independence declaration

The Lead auditor's independence declaration is set out on page 7 and forms part of the directors' report for the financial year ended 30 June 2009.

This report is made in accordance with a resolution of the directors

Wayne Hughes
Managing Director
Dated at Osborne Park, this 26th day of February 2010.

KPMG

Independent auditor's report to the members of Virtual Medical Centre Limited

We have audited the accompanying financial report of Virtual Medical Centre Limited (the Company), which comprises the balance sheet as at 30 June 2009, and the income statement, statement of recognised income and expense and statement of cash flows for the year ended on that date, a summary of significant accounting policies and other explanatory notes 1 to 22 and the directors' declaration.

Directors' responsibility for the financial report

The directors of the company are responsible for the preparation and fair presentation of the financial report in accordance with Australian Accounting Standards (including the Australian Accounting Interpretations) and the *Corporations Act 2001*. This responsibility includes establishing and maintaining internal control relevant to the preparation and fair presentation of the financial report that is free from material misstatement, whether due to fraud or error; selecting and applying appropriate accounting policies; and making accounting estimates that are reasonable in the circumstances. In note 2(a), the directors also state, in accordance with Australian Accounting Standard AASB 101 *Presentation of Financial Statements*, that the financial report, comprising the financial statements and notes, complies with International Financial Reporting Standards.

Auditor's responsibility

Our responsibility is to express an opinion on the financial report based on our audit. We conducted our audit in accordance with Australian Auditing Standards. These Auditing Standards require that we comply with relevant ethical requirements relating to audit engagements and plan and perform the audit to obtain reasonable assurance whether the financial report is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial report. The procedures selected depend on the auditor's judgement, including the assessment of the risks of material misstatement of the financial report, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial report in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the directors, as well as evaluating the overall presentation of the financial report.

We performed the procedures to assess whether in all material respects the financial report presents fairly, in accordance with the *Corporations Act 2001* and Australian Accounting Standards (including the Australian Accounting Interpretations), a view which is consistent with our understanding of the Company's financial position and of its performance.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Independence

In conducting our audit, we have complied with the independence requirements of the *Corporations Act 2001*.

KPMG

Auditor's Opinion

Whilst we draw attention to the material uncertainty regarding the Company's continuance as a going concern described below, in our opinion:

(a) the financial report of Virtual Medical Centre Limited is in accordance with the *Corporations Act 2001*, including:

(i) giving a true and fair view of the Company's financial position as at 30 June 2009 and of its performance for the year ended on that date; and

(ii) complying with Australian Accounting Standards (including the Australian Accounting Interpretations) and the Corporations Regulations 2001.

(b) the financial report also complies with International Financial Reporting Standards as disclosed in note 2(a).

Material uncertainty regarding continuation as a going concern

Without qualification to the opinion expressed above, attention is drawn to the following matter. As a result of the matters described in note 2(b), there is a material uncertainty which may cast significant doubt as to whether the Company will be able to continue as a going concern and therefore whether it will be able to realise its assets and extinguish its liabilities in the normal course of business and at the amounts stated in the financial report.

KPMG

KPMG

Matthew Beevers
Partner

Perth

26 February 2010

KPMG

Lead Auditor's Independence Declaration under Section 307C of the Corporations Act 2001

To: the directors of Virtual Medical Centre Limited,

I declare that, to the best of my knowledge and belief, in relation to the audit for the financial year ended 30 June 2009 there have been:

(i) no contraventions of the auditor independence requirements as set out in the Corporations Act 2001 in relation to the audit; and

(ii) no contraventions of any applicable code of professional conduct in relation to the audit.

KPMG

KPMG

Matthew Beevers
Partner

Perth

26 February 2010

Income Statement

For the year ended 30 June 2009

AUD	*Note*	2009	2008
Revenue	5	651,871	634,134
Depreciation	11	(35,044)	(43,503)
Impairment of investment	10	(128,305)	-
Employee benefits	6	(1,151,622)	(1,388,738)
Contractors and consultants		(443,728)	(372,197)
Marketing expenses		(335,413)	(290,959)
Travel expenses		(106,026)	(120,707)
Rent expenses		(67,872)	(65,899)
Other expenses		(212,503)	(369,674)
Results from operating activities		**(1,828,642)**	**(2,017,543)**
Financial income		-	36,961
Financial expenses		(16,831)	(4,226)
Net finance income/(expense)	7	**(16,831)**	**32,735**
Loss before income tax		**(1,845,473)**	**(1,984,808)**
Income tax benefit	8	309,130	363,584
Loss for the period		(1,536,343)	(1,621,224)

The notes on pages 12 to 31 are an integral part of these financial statements.

Statement of recognised income and expense

For the year ended 30 June 2009

AUD		2009	2008
Loss for the period		(1,536,343)	(1,621,224)
Total recognised income and expense for the period	*19*	**(1,536,343)**	**(1,621,224)**

The notes on pages 12 to 31 are an integral part of these financial statements.

Balance sheet

As at 30 June 2009

AUD	*Note*	2009	2008
Assets			
Current Assets			
Cash and cash equivalents	12	167,891	293,468
Trade and other receivables	9	94,039	84,766
Current tax asset	8	306,416	363,584
Total current assets		**568,346**	**741,818**
Non-current Assets			
Investments	10	-	128,305
Property, plant and equipment	11	58,691	91,633
Total non-current assets		**58,691**	**219,938**
Total assets		**627,037**	**961,756**
Liabilities			
Current Liabilities			
Trade and other payables	15	697,217	487,343
Loans and borrowings	13	27,446	22,701
Employee benefits	14	115,106	57,352
Total current liabilities		**839,769**	**567,396**
Non-current Liabilities			
Loans and borrowings	13	41,340	39,135
Employee benefits	14	23,511	-
Total non-current liabilities		64,851	39,135
Total liabilities		**904,620**	**606,531**
Net assets		**(277,583)**	**355,225**
Equity			
Share capital	19	4,047,095	3,143,560
Reserves	19	447,157	447,157
Accumulated losses	19	(4,771,835)	(3,235,492)
Total equity		**(277,583)**	**355,225**

The notes on pages 12 to 31 are an integral part of these financial statements.

Virtual Medical Centre Limited

ABN 12 097 593 587

Statement of cash flows

As at 30 June 2009

AUD	*Note*	2009	2008
Cash flows from operating activities			
Cash receipts from customers		634,174	553,350
Cash paid to suppliers and employees		(1,986,810)	(2,523,967)
Cash used in operations		(1,352,636)	(1,970,617)
Interest received		-	36,961
Interest paid		(16,831)	(4,226)
Income taxes received		360,470	116,300
Net cash used in operating activities	21	**(1,008,997)**	**(1,821,582)**
Cash flows from investing activities			
Acquisition of investments		-	(128,305)
Acquisition of property, plant and equipment		(2,104)	(19,295)
Net cash used in investing activities		**(2,104)**	**(147,600)**
Cash flows from financing activities			
Proceeds from issue of share capital		900,090	499,050
Proceeds/(payments) from other borrowings		-	10,276
Payments for finance lease liabilities		(14,566)	(14,166)
Net cash from financing activities		**885,524**	**495,160**
Net decrease in cash and cash equivalents		**(125,577)**	**(1,474,022)**
Cash and cash equivalents at 1 July		293,468	1,767,490
Cash and cash equivalents at 30 June	12	**167,891**	**293,468**

The notes on pages 12 to 31 are an integral part of these financial statements.

Notes to the financial statements

1. Reporting entity

Virtual Medical Centre Limited (the "Company" or "Virtual Medical Centre") is a company domiciled in Australia. The address of the Company's registered office is Unit 1/414 Scarborough Beach Road, Osborne Park WA. The Company is primarily involved in the administration of a website providing medical advice.

2. Basis of preparation

(a) Statement of compliance

The financial report is a general purpose financial report which has been prepared in accordance with Australian Accounting Standards (AASBs) (including Australian Accounting Interpretations) adopted by the Australian Accounting Standards Board (AASB) and the Corporations Act 2001. The financial report of the Company complies with International Financial Reporting Standards (IFRSs) and interpretations adopted by the International Accounting Standards Board.

The financial statements were approved by the Board of Directors on 26 February 2010.

(b) Going Concern

The financial report has been prepared on a going concern basis, which contemplates continuity of normal business activities and the realisation of assets and settlement of liabilities in the ordinary course of business.

The Company has incurred a loss after tax for the year of $1,536,343 (2008: $1,621,224 loss), has a deficiency in net currents assets at 30 June 2009 of $271,423 (2008: surplus of $174,422) and a deficiency in net assets of $277,583 (2008: surplus of $355,255). Subsequent to year end, the Company has continued to incur trading losses and cash outflows from operations.

The directors have prepared the financial report on a going concern basis which contemplates continuity of business activities and the realisation of assets and the extinguishment of liabilities in the normal course of operations. The directors believe this to be appropriate for the following reasons:

- Losses incurred to 30 June 2009 are reflective of the fact that the business has been in a development and commercialisation phase, with its focus during that time on developing its service solutions, investment in its website (which has been expensed as incurred) and the identification and pursuit of revenue generating opportunities. During this period, the Company has developed a recurring revenue base;

- Since 30 June 2009, the Company has issued 303,030 shares to raise USD $100,000, through a private capital raising from sophisticated investors, to support the Company's working capital position, however, the Company still has a significant working capital deficiency and must raise further funds to enable it to continue operations.

- The Company has prepared a cash flow forecast for the 12 month period from the date of this report which demonstrates that subject to the achievement of revenue targets and the completion of its fundraising activities (as noted below), the Company will have sufficient funds to continue as a going concern. At the date of this report, the directors estimate that the Company must raise a further $1million to eliminate the deficiency in net assets.

- As set out in Note 20, the Company has executed a Term Sheet with a Nevada, United States corporation and it is the Company's intention to enter into a reverse merger with this corporation that is currently listed on the OTC-BB. The Term Sheet also contemplates a private placement of shares in the listed entity to raise up to USD $8,000,000, the terms of which are yet to be determined.

Notes to the financial statements

- Certain directors and creditors have agreed to defer settlement of amounts totalling $192,071, or accept settlement through the receipt of shares in the Company.

- As set out in Note 22, certain directors have provided written confirmations that they will collectively provide financial support for an amount of $750,000 from 1 July 2009 to 28 February 2011 or until such time as the Company is self sustaining, whichever is earlier.

For the reasons set out above, the directors have a reasonable expectation that the Company will be able to continue its operations to enable it to develop and commercialise its business. Should the Company be unable to develop profitable and cash flow positive operations and/or be unable to raise sufficient funding to meet existing and future working capital requirements, there is a material uncertainty which may cast significant doubt as to whether the Company will be able to continue as a going concern and therefore realise its assets and extinguish its liabilities in the ordinary course of business and at the amounts included in the financial report.

(c) Basis of measurement
The financial statements have been prepared on the historical cost basis.

(d) Functional and presentation currency
These financial statements are presented in Australian Dollars, which is the Company's functional currency.

(e) Use of estimates and judgements
The preparation of financial statements requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised and in any future periods affected.

The material areas of judgement and estimation relate to:
- Employee entitlements; and
- Recoverable amount of investments.

3. Significant accounting policies
The accounting policies set out below have been applied consistently to all periods presented in these financial statements.

(a) Financial instruments
(i) Non-derivative financial instruments
Non-derivative financial instruments comprise trade and other receivables, cash and cash equivalents, loans and borrowings, trade and other payables and investments in unlisted equity securities. Non-derivative financial instruments are recognised initially at fair value plus, for instruments not at fair value through profit or loss, any directly attributable transaction costs. Subsequent to initial recognition non-derivative financial instruments are measured as described below.

Accounting for finance income and expense is discussed in note 3(i).

Investments in unlisted equity securities are recorded at the lower of amortised cost and recoverable amount as their fair value cannot be reliably determined. Other non-derivative financial instruments are measured at amortised cost using the effective interest method, less any impairment losses.

Notes to the financial statements

(ii) Share capital

Ordinary shares

Ordinary shares are classified as equity. Incremental costs directly attributable to issue of ordinary shares and options are recognised as a deduction from equity, net of any related income tax benefit. Dividends on ordinary shares are recognised as a liability in the period in which they are declared.

(b) Property, plant and equipment

(i) Recognition and measurement

Items of property, plant and equipment are measured at cost less accumulated depreciation and impairment losses. Cost includes expenditure that is directly attributable to the acquisition of the asset. The cost of self-constructed assets include the cost of materials and direct labour, any other costs directly attributable to bringing the asset to a working condition for its intended use, and the costs of dismantling and removing the items and restoring the site on which they are located. Purchased software that is integral to the functionality of the related equipment is capitalised as part of that equipment. Borrowing costs related to the acquisition or construction of qualifying assets are recognised in profit or loss as incurred.

(b) Property, plant and equipment (continued)

(i) Recognition and measurement (continued)

When parts of an item of property, plant and equipment have different useful lives, they are accounted for as separate items (major components) of property, plant and equipment.

Gains and losses on disposal of an item of property, plant and equipment are determined by comparing the proceeds from disposal with the carrying amount of property, plant and equipment and are recognised net within "other income" in profit or loss.

(ii) Subsequent costs

The cost of replacing part of an item of property, plant and equipment is recognised in the carrying amount of the item if it is probable that the future economic benefits embodied within the part will flow to the Company and its cost can be measured reliably. The costs of the day-to-day servicing of property, plant and equipment are recognised in profit or loss as incurred.

(iii) Depreciation

Depreciation is recognised in profit or loss on a straight-line basis over the estimated useful lives of each part of an item of property, plant and equipment.

The estimated useful lives for the current and comparative periods are as follows:

- Computer equipment 3 – 5 years
- Motor vehicles 3 – 4 years
- Fixtures and fittings 2 – 10 years

Depreciation methods, useful lives and residual values are reviewed at each reporting date.

(c) Impairment

(i) Financial assets

A financial asset is assessed at each reporting date to determine whether there is any objective evidence that it is impaired. A financial asset is considered to be impaired if objective evidence indicates that one or more events have had a negative effect on the estimated future cash flows of that asset.

An impairment loss in respect of a financial asset measured at amortised cost is calculated as the difference between its carrying amount, and the present value of the estimated future cash flows discounted at the original effective interest rate.

Financial assets are tested for impairment on an individual basis. All impairment losses are recognised in profit or loss. An impairment loss is reversed if the reversal can be related objectively to an event occurring after the impairment loss was recognised. For financial assets measured at amortised cost the reversal is recognised in profit or loss.

(ii) Non-financial assets

The carrying amounts of the Company's non-financial assets, other than deferred tax assets, are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists then the asset's recoverable amount is estimated.

The recoverable amount of an asset or cash-generating unit is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

For the purpose of impairment testing, assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets (the "cash-generating unit").

An impairment loss is recognised if the carrying amount of an asset or its cash-generating unit exceeds its recoverable amount. Impairment losses are recognised in profit or loss. Impairment losses recognised in respect of cash-generating units are allocated first to reduce the carrying amount of any goodwill allocated to the units and then to reduce the carrying amount of the other assets in the unit on a pro rata basis. Impairment losses recognised in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset's carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortisation, if no impairment loss had been recognised.

(d) Leased assets

Leases in terms of which the Company assumes substantially all the risks and rewards of ownership are classified as finance leases. Upon initial recognition the leased asset is measured at an amount equal to the lower of its fair value and the present value of the minimum lease payments. Subsequent to initial recognition, the asset is accounted for in accordance with the accounting policy applicable to that asset.

Other leases are operating leases and, the leased assets are not recognised on the Company's balance sheet.

(e) Employee benefits

(i) Defined contribution plans

A defined contribution plan is a post-employment benefit plan under which an entity pays fixed contributions into a separate entity and will have no legal or constructive obligation to pay further amounts. Obligations for contributions to defined contribution plans are recognised as a personnel expense in profit or loss when they are due. Prepaid contributions are recognised as an asset to the extent that a cash refund or a reduction in future payments is available.

(ii) **Long-term employee benefits**

The Company's net obligation in respect of long-term employee benefits is the amount of future benefit that employees have earned in return for their service in the current and prior periods plus related on-costs; that benefit is discounted to determine its present value, and the fair value of any related assets is deducted. The discount rate is the yield at the reporting date on Commonwealth Government bonds that have maturity dates approximating the terms of the Company's obligations.

(iii) **Short-term benefits**

Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided.

A liability is recognised for the amount expected to be paid under short-term cash bonus or profit-sharing plans if the Company has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

(f) Share-based payment transactions

Share-based payment arrangements in which the Company received goods or services as consideration for its own equity instruments are accounted for as equity-settled share-based payment transactions, regardless of how the equity instruments are obtained by the Company.

Equity-settled shares based payment transactions are measured at the fair value of the goods or services received with a corresponding increase in equity, unless that fair value cannot be estimated reliably, in which case the Company shall measure their fair value by reference to the fair value of the equity instruments granted.

(g) Revenue

Revenue from services rendered is recognised in profit or loss upon the provision of those services and includes the recovery of costs incurred on behalf of the Company's customers.

Advertising revenue arises from the provision of advertising on the Company's website. Customers pay in advance and revenue is brought to account on a straight line basis over the period of time the customer has paid for.

No revenue is recognised if there are significant uncertainties regarding recovery of the consideration.

(h) Lease payments

Payments made under operating leases are recognised in profit or loss on a straight-line basis over the term of the lease.

Minimum lease payments made under finance leases are apportioned between finance expense and the reduction of the outstanding liability. Thee finance expense is allocated to each period during the lease term so as to produce a constant periodic rate of interest on the remaining balance of the liability.

(i) Finance income and expenses

Finance income comprises interest income on funds invested. Interest income is recognised as it accrues, using the effective interest method.

Finance expenses comprise interest expense on borrowings. All borrowing costs are recognised in profit or loss using the effective interest method.

(j) Income tax

Income tax expense comprises current and deferred tax. Income tax expense is recognised in profit or loss except to the extent that it relates to items recognised directly in equity, in which case it is recognised in equity.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years. Deferred tax is recognised using the balance sheet method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognised for the following temporary differences: the initial recognition of goodwill, the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit, and differences relating to investments in subsidiaries and jointly controlled entities to the extent that they probably will not reverse in the foreseeable future.

Deferred tax is measured at the tax rates that are expected to be applied to the temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realised simultaneously. A deferred tax asset is recognised to the extent that it is probable that future taxable profits will be available against which temporary difference can be utilised. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realised.

Additional income taxes that arise from the distribution of dividends are recognised at the same time as the liability to pay the related dividend is recognised.

(k) Goods and services tax

Revenue, expenses and assets are recognised net of the amount of goods and services tax (GST), except where the amount of GST incurred is not recoverable from the taxation authority. In these circumstances, the GST is recognised as part of the cost of acquisition of the asset or as part of the expense.

Receivables and payables are stated with the amount of GST included. The net amount of GST recoverable from, or payable to, the ATO is included as a current asset or liability in the balance sheet.

Cash flows are included in the statement of cash flows on a gross basis. The GST components of cash flows arising from investing and financing activities which are recoverable from, or payable to, the ATO are classified as operating cash flows.

(l) Segment reporting

A segment is a distinguishable component of the Company that is engaged either in providing related products or services (business segment), or in providing products or services within a particular economic environment (geographical segment), which is subject to risks and returns that are different from those of other segments.

During the year, the Company only operated in one business and geographical segment, being the operation of a website in Australia.

Notes to the financial statements

(m) Research and development

Expenditure on research activities, undertaken with the prospect of gaining new scientific or technical knowledge and understanding, is recognised in profit or loss when incurred.

Development activities involve a plan or design for the production of new or substantially improved products and processes. Development expenditure is capitalised only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and the Company intends to and has sufficient resources to complete development and to use or sell the asset. The expenditure capitalised includes the cost of materials, direct labour and overhead costs that are directly attributable to preparing the asset for its intended use.

Borrowing costs related to the development of qualifying assets are recognised in profit or loss as incurred. Other development expenditure is recognised in profit or loss as incurred.

Capitalised development expenditure is measured at cost less accumulated amortisation and accumulated impairment losses.

(n) New standards and interpretation not yet adopted

The following standards, amendments to standards and interpretations have been identified as those which may impact the entity in the period of initial application. They are available for early adoption at 30 June 2009, but have not be applied in preparing this financial report.

- Revised AASB 101 *Presentation of Financial Statements (2007)* introduces the term total comprehensive income, which represents changes in equity during a period other than those changes resulting from transactions with owners in their capacity as owners. Total comprehensive income may be presented in either a single statement of comprehensive income (effectively combining both the income statement and all non-owner changes in equity in a single statement) or, in an income statement and a separate statement of comprehensive income. Revised AASB 101 becomes mandatory for the Company's 30 June 2010 financial statements.
- Revised AASB 3 *Business Combinations* changes the application of acquisition accounting for business combinations and the accounting for non-controlling (minority) interests. Key changes include: the immediate expensing of all transactions costs; measurement of contingent consideration at acquisition date with subsequent changes through the income statement; measurement of non-controlling (minority) interests at full fair value or the proportionate share of the fair value of the underlying net assets; guidance on issues such as reacquired rights and vendor indemnities; and the inclusion of combinations by contract alone and those involving mutuals. The revised standard becomes mandatory for the Company's 30 June 2010 financial statements.
- Amended AASB 127 *Consolidated and Separate Financial Statements (2008)* requires accounting for changes in ownership interests by the Group in a subsidiary, while maintaining control, to be recognised as an equity transaction. When the Group loses control of subsidiary, any interest retained in the former subsidiary will be measured at fair value with the gain or loss recognised in profit or loss. The amendments to AASB 127, which become mandatory for the Group's 30 June 2010 financial statements are not expected to have a significant impact on the consolidated financial statements.
- AASB 8 *Operating Segments* introduces the "management approach" to segment reporting. AASB 8, which becomes mandatory for the Company's 30 June 2010 financial statements, will require the disclosure of segment information based on the internal reports regularly reviewed by the Company's Chief Operating Decision Maker in order to assess each segment's performance and to allocate resources to them. Currently the Company presents segment information in respect of its business and geographical segments. The Company has not yet determined the potential effect of the revised standard on the Company's financial report.

Notes to the financial statements

- AASB 2008-1 Amendments to Australian Accounting Standard – Share based payment: Vesting conditions and cancellations clarifies the definition of vesting conditions, introduces the concept of non-vesting conditions, requires non-vesting conditions to be reflected in grant-date fair value and provides the accounting treatment for non-vesting conditions and cancellations. The amendments to AASB 2 will be mandatory for the Company's 30 June 2010 financial statements, with retrospective application. The Company has not yet determined the potential effect of the amendment.
- AASB 2008-5 *Amendments to Australian Accounting Standards* arising from the Annual Improvements Process and 2008-6 Further amendments to Australian Accounting Standards arising from the annual improvements process affect various AASB's resulting in minor changes for presentation, disclosure, recognition and measurement purposes. The amendments, which become mandatory for the Company's 30 June 2010 financial statements, are not expected to have any impact on the financial statements.
- AASB 2008-7 *Amendments to Accounting Standards* – Cost of an Investment in a subsidiary, jointly controlled entity or associate changes the recognition and measurement dividend receipts as income and addresses the accounting of a newly formed parent entity in the separate financial statements. The amendments become mandatory for the Company's 30 June 2010 financial statements. The Company has not yet determined the potential effect of the amendments.

4. Financial risk management

The Company has exposure to the following risks from its use of financial instruments:

- credit risk
- liquidity risk
- market risk

This note presents information about the Company's exposure to each of the above risks, its objectives, policies and processes for measuring and managing risk, and the management of capital. Further quantitative disclosures are included throughout this financial report.

The Board of Directors has overall responsibility for the establishment and oversight of the risk management framework and is also responsible for developing and monitoring risk management policies.

Risk management policies are established to identify and analyse the risks faced by the Company, to set appropriate risk limits and controls, and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Company's activities. The Company, through its training and management standards and procedures, aims to develop a disciplined and constructive control environment in which all employees understand their roles and obligations.

The Board oversees how management monitors compliance with the Company's risk management policies and procedures and reviews the adequacy of the risk management framework in relation to the risks faced by the Company.

Capital Management

The Board policy is to manage shareholder equity to achieve the maximum return to shareholders. At present the shareholders are fully funding the entity through equity contributions. Accordingly, the Board closely monitors the solvency and working capital requirements of the business to ensure that a program exists to raise new funds as required.

The Company is not subject to externally imposed capital requirements.

Notes to the financial statements

Credit risk
Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Company's receivables from customers and the company's cash at bank.
Receivable balances are monitored on an on-going basis to ensure that exposure to bad debts is not significant.

The company banks with a major Australian bank with an acceptable credit rating.

Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company's approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company's reputation.

Typically the Company implements processes to ensure that sufficient cash is available to meet operational expenses via fundraising as and when required and through the continued development of the business.

Market risk
Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Company's income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimising the return.

5. Revenue

AUD	2009	2008
Advertising revenue	648,049	604,247
Web development fees	-	4,000
Other	3,822	25,887
Total	**651,871**	**634,134**

Notes to the financial statements

6. Expenses

AUD	2009	2008
Employee benefits		
Wages and salaries	1,046,439	1,280,479
Contributions to defined contribution plans	80,317	51,860
Employee entitlements	24,866	56,399
Total employee benefits	**1,151,622**	**1,388,738**
Research and development expenses	829,172	974,844
Total research and development expenses	**829,172**	**974,844**

7. Finance income and expense

AUD	2009	2008
Interest income on bank deposits	-	36,961
Finance income	**-**	**36,961**
Interest expense	(16,831)	(4,226)
Finance expense	**(16,831)**	**(4,226)**
Net finance income/(expense)	**(16,831)**	**32,735**

Notes to the financial statements

8. Income tax benefit

Recognised in the income statement

AUD	2009	2008
Current tax benefit		
Current period – R&D tax offset	(309,130)	(363,584)
	(309,130)	**(363,584)**
Total income tax benefit	**(309,130)**	**(363,584)**

Numerical reconciliation between tax-expense and pre-tax accounting profit

AUD	2009	2008
Loss before income tax	**(1,845,473)**	**(1,984,808)**
Income tax using the Company's domestic tax rate of 30% (2008: 30%)	(553,642)	(595,442)
R&D tax benefit uplift	(60,378)	(71,131)
Non-assessable income	(10,514)	(34,890)
Non-deductible expenses	38,491	732
Change in unrecognised temporary differences	276,913	337,147
	(309,130)	**(363,584)**

Tax assets and liabilities

Current tax assets and liabilities

The current tax asset of $306,416 (2008: $363,584) primarily represents the amount recoverable in respect to amounts due to the Company from its R&D tax concession offset claims for the respective years.

Unrecognised deferred tax assets

Deferred tax assets have not been recognised in respect of the following items:

AUD	2009	2008
Current		
Investments	38,492	118,642
Other payables	41,448	329
Employee benefits	41,585	17,206
Other expenditure	10,514	12,006
Tax losses	595,321	370,798
	727,360	**518,981**

The potential deferred tax asset will only be obtained if:

(i) the Company derives future assessable income of a nature and an amount sufficient to enable the benefit to be realised;

(ii) the Company continues to comply with the conditions for deductibility imposed by the law; and

(iii) no changes in tax legislation adversely affect the Company in realising the benefit.

Notes to the financial statements

9. Trade and other receivables

AUD	2009	2008
Current		
Trade receivables	66,465	36,368
Other receivables	4,985	38,475
Prepayments	22,589	9,923
	94,039	**84,766**

The Company's exposure to credit risks and impairment losses related to trade and other receivables are disclosed in Note 16.

10. Investments

AUD	2009	2008
Unlisted equity investments	394,972	394,972
Investment in subsidiary	500	500
Impairment allowance	(395,472)	(267,167)
	-	**128,305**

The Company holds an interest in a subsidiary, Virtual Medical Centre.com Holdings Pty Ltd. The investment is not recoverable and therefore has been fully impaired. The subsidiary has not been consolidated as it is not trading, has no activity and is therefore immaterial.

During the year ended 30 June 2008, the Company acquired an investment in Titan Global Consulting Pty Ltd ("Titan"), an unlisted director-related entity, with consideration being the issue of 1,166,410 shares by Titan at 11 cents per share to the Company in settlement of an amount of $128,305 due by it to the Company. The investment is illiquid and the Company does not intend to dispose of this investment in the foreseeable future. During the 2008-09 financial year, the investment has been fully impaired by the directors who believe this to be both conservative and prudent in light of the difficulties in the measurability of the recoverable amount of the investment in the current economic circumstances. The recoverability of the investment will be re-assessed at each reporting date.

The Company also holds an investment in Pixtera Corporation, a director-related entity, with a purchase cost of $266,667. This investment was assessed as fully impaired in the 30 June 2007 financial year.

11. Property, plant and equipment

AUD	Computer Equipment	Fixtures and fittings	Motor vehicles	Low value pool	Total
Cost					
Balance at 1 July 2007	56,745	23,891	9,614	1,400	91,650
Additions	16,033	3,262	66,391	-	85,686
Balance at 30 June 2008	**72,778**	**27,153**	**76,005**	**1,400**	**177,336**
Balance at 1 July 2008	72,778	27,153	76,005	1,400	177,336
Additions	-	-	-	2,102	2,102
Balance at 30 June 2009	**72,778**	**27,153**	**76,005**	**3,502**	**179,438**
Depreciation and impairment losses					
Balance at 1 July 2007	32,481	8,527	1,192	-	42,200
Depreciation	17,555	3,866	22,082	-	43,503
Balance at 30 June 2008	**50,036**	**12,393**	**23,274**	**-**	**85,703**
Balance at 1 July 2008	50,036	12,393	23,274	-	85,703
Depreciation	16,277	2,870	15,504	393	35,044
Balance at 30 June 2009	**66,313**	**15,263**	**38,778**	**393**	**120,747**
Carrying amounts					
At 1 July 2007	24,264	15,364	8,422	1,400	49,450
At 30 June 2008	**22,742**	**14,760**	**52,731**	**1,400**	**91,633**
At 1 July 2008	**22,742**	**14,760**	**52,731**	**1,400**	**91,633**
At 30 June 2009	**6,465**	**11,890**	**37,227**	**3,109**	**58,691**

Leased motor vehicles

Included in motor vehicles is a motor vehicle leased by the Company under a finance lease agreement. At 30 June 2009, the net carrying amount of the leased asset was $37,227 (30 June 2008: $52,731).

12. Cash and cash equivalents

AUD	2009	2008
Bank balances	167,891	293,468
Cash and cash equivalents in the statement of cash flows	**167,891**	**293,468**

The Company's exposure to interest rate risk and a sensitivity analysis for financial assets and liabilities are disclosed in Note 16.

Notes to the financial statements

13. Loans and Borrowings

AUD	2009	2008
Current		
Bank credit cards	3,208	9,611
Current portion of finance lease liabilities	17,775	13,090
Other	6,463	-
	27,446	**22,701**
Non-current		
Finance lease liabilities	41,340	39,135
	41,340	**39,135**

The Company leases a motor vehicle under a finance lease agreement. The liability bears interest at 8.25% and matures in June 2012.

Finance lease liabilities

AUD	Future minimum lease payments 2009	Interest 2009	Present value of minimum lease payments 2009	Future minimum lease payments 2008	Interest 2008	Present value of minimum lease payments 2008
Less than one year	20,983	3,208	17,775	17,775	4,685	13,090
Between one and five years	43,310	1,970	41,340	51,843	12,708	39,135
	64,293	**5,178**	**59,115**	**69,618**	**17,393**	**52,225**

14. Employee benefits

AUD	2009	2008
Current		
Liability for annual leave	**115,106**	**57,352**
Non-current		
Liability for long service leave	**23,511**	**-**

15. Trade and other payables

AUD	2009	2008
Trade payables	299,787	100,095
Deferred income	157,429	247,151
Non-trade payables and accrued expenses	240,001	140,097
	697,217	**487,343**

The Company's exposure to liquidity risk related to trade and other payables is disclosed in Note 16.

Notes to the financial statements

16. Financial instruments

Credit risk

Exposure to credit risk

The carrying amount of the Company's financial assets represents the maximum credit exposure. The Company's maximum exposure to credit risk at the reporting date was:

AUD	2009	2008
Trade and other receivables	71,450	74,843
Cash and cash equivalents	167,891	293,468
	239,341	**368,311**

Impairment losses of $Nil (2008: $Nil) were recorded with respect to trade and other receivables.

Liquidity risk

The following are the contractual maturities of financial liabilities, including estimated interest payments:

30 June 2009

AUD	Carrying amount	Contractual cash flows	6 mths or less	6-12 mths	1-2 years	2-5 years	More than 5 years
Non-derivative financial liabilities							
Bank credit cards	3,208	3,208	3,208	-	-	-	-
Finance lease liabilities	59,115	64,293	13,723	13,723	17,775	19,072	-
Trade and other payables	539,788	539,788	287,788	252,000	-	-	-
	602,111	607,289	304,719	265,723	17,775	19,072	-

30 June 2008

Bank credit cards	9,611	9,611	9,611	-	-	-	-
Finance lease liabilities	52,225	69,618	8,887	8,887	17,775	34,069	-
Trade and other payables	240,192	240,192	120,096	120,096	-	-	-
	302,028	319,421	138,594	128,983	17,775	34,069	-

Interest rate risk

Profile

At the reporting date the interest rate profile of the Company's interest-bearing financial instruments was:

AUD	2009	2008
Variable rate instruments		
Cash and cash equivalents	167,891	293,468
Bank credit cards	(3,208)	(9,661)
	164,683	**283,807**
Fixed rate instruments		
Finance lease liabilities	(59,115)	(65,819)
	(59,115)	**(65,819)**

Notes to the financial statements

16. Financial instruments (continued)

Fair value sensitivity analysis for fixed rate instruments

The Company does not account for any fixed rate financial assets and liabilities at fair value through profit and loss. Therefore a change in interest rates at the reporting date would not affect profit or loss.

Cash flow sensitivity analysis for variable rate instruments

A change of 100 basis points in interest rates at the reporting date would have increased/(decreased) the profit or loss by the amounts shown below. This analysis assumes that all other variables remain constant.

	2009		2008	
AUD	100bp Increase	100bp Decrease	100bp increase	100bp decrease
Variable rate instruments	1,647	(1,647)	2,838	(2,838)
	1,647	(1,647)	2,838	(2,838)

Fair values

Fair value versus carrying amounts

The fair values of financial assets and liabilities materially approximate their carrying amounts.

17. Operating leases

Leases as lessee

Non-cancellable operating lease rentals are payable as follows:

AUD	2009	2008
Less than one year	67,872	61,572
Between one and five years	116,844	184,716
More than five years	-	-
	184,716	**246,288**

The Company leases its office premise under the operating lease. The lease runs for a period of 2 years, with a further option to renew the lease for a further 3 years. During the year ended 30 June 2009, $67,872 was recognised as an expense in the income statement in respect of operating leases (2008: $65,899).

18. Auditors' remuneration

	Company	
AUD	2009	2008
Audit services		
Auditors of the Company		
KPMG Australia:		
Audit and review of financial reports	57,600	32,500
	57,600	32,500

Notes to the financial statements

19. Capital and reserves

Reconciliation of movement in capital and reserves attributable to equity holders

AUD	Share Capital	Share based payment reserves	Retained earnings	Total equity
Balance at 1 July 2007	2,644,510	447,157	(1,614,268)	1,477,399
Issue of ordinary shares	499,050	-	-	499,050
Total recognised income and expense	-	-	(1,621,224)	(1,621,224)
Balance at 30 June 2008	**3,143,560**	**447,157**	**(3,235,492)**	**355,225**
Balance at 1 July 2008	**3,143,560**	**447,157**	**(3,235,492)**	**355,225**
Issue of ordinary shares	929,785	-	-	929,785
Costs of issue	(26,250)	-	-	(26,250)
Total recognised income and expense	-	-	(1,536,343)	(1,536,343)
Balance at 30 June 2009	**4,047,095**	**447,157**	**(4,771,835)**	**(277,583)**

Share capital

Shares	Number	$
30 June 2007	54,945,313	2,644,510
Issue for cash	1,663,500	499,050
On issue at 30 June 2008 – fully paid	**56,608,813**	**3,143,560**
Issued for cash	2,805,600	851,890
Issued to settle creditors	335,381	77,895
Fundraising costs	-	(26,250)
30 June 2009 Fully paid shares	**59,749,794**	**4,047,095**

The Company does not have authorised capital or par value in respect of its issued shares. The holders of ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at meetings of the Company.

Options

The Company has 3,416,670 (2008: 3,416,670) share options on issue. The terms and conditions of these options are as follows:

Issue date	Number	Exercise Price	Expiry Date
30 June 2007	1,250,000	$0.16	31 December 2011
30 June 2008	1,166,670	$0.01	31 December 2012
30 June 2008	1,000,000	$0.30	31 December 2013

Share based payment reserve

The share based payment reserve relates to the fair value of equity instruments issued in consideration for services received by the Company.

Notes to the financial statements

20. Subsequent Events

The Company executed a Term Sheet in February 2010 with a Nevada (United States) corporation. The Company intends to enter into a reverse merger with this Nevada corporation, which is currently listed on the FINRA Over-the-Counter Bulletin Board ("OTC-BB"). Pursuant to the Term Sheet, the shareholders of the Company will own a majority interest in the OTC-BB listed entity.

The Term Sheet also contemplates a private placement of shares in the listed entity to raise up to USD $8,000,000, the terms of which are yet to be determined.

The equity capital raising is designed to fund existing and future working capital requirements and the planned growth and expansion of the Company nationally and globally, with a focus on North America, Europe and Asia, along with a series of planned acquisitions in Australia.

Since 30 June 2009, the Company has issued 303,030 shares to raise USD $100,000, through a private capital raising from sophisticated investors.

The Company has entered into non-binding agreements to acquire Australian-based targets GlassesOnline ("GOL") and PharmacyOnline ("POL"), as follows:

- Subject to the successful equity capital raising noted above and an appropriate intervening period, the non-binding agreement encapsulates the Company's intent to acquire 65% of the GOL business for $200,000 in cash and $900,000 in shares.

- Subject to the successful equity capital raising noted above and an appropriate intervening period, the non-binding agreement encapsulates the Company's intent to acquire 50% plus one share of the POL business for $3,500,000 in cash and $687,500 in shares.

Certain directors have provided written confirmations that they will collectively provide financial support for an amount of $750,000 from 1 July 2009 to 28 February 2011 or until such a time as the Company is self sustaining, whichever is earlier.

Except as noted above, no matters have arisen since the end of the financial year that have significantly affected or may significantly affect the operations of the Company.

Notes to the financial statements

21. Reconciliation of cash flows from operating activities

		Company	
AUD	Note	2009	2008
Cash flows from operating activities			
Loss for the period		(1,536,343)	(1,621,224)
Adjustments for:			
Depreciation	*11*	35,044	43,503
Impairment of investment		128,305	-
Net finance (income)/expense	*7*	16,831	(32,735)
Income tax benefit	*8*	(309,130)	(363,584)
Operating profit before changes in working capital and provisions		(1,665,293)	(1,974,040)
Change in trade and other receivables		3,393	(72,079)
Change in trade and other payables		240,665	84,472
Change in prepayments		(12,666)	(9,923)
Change in provisions and employee benefits		81,265	953
		(1,352,636)	(1,970,617)
Interest received		-	36,961
Interest paid		(16,831)	(4,226)
Income taxes received		360,470	116,300
Net cash from operating activities		**(1,008,997)**	**(1,821,582)**

22. Related parties

Key management personnel compensation

The key management personnel compensation included in personnel expenses (see Note 6) is as follows:

AUD	2009	2008
Short-term employee benefits	400,000	400,000
Post employment benefits	36,000	36,000
	436,000	**436,000**

Key management personnel and director transactions

Certain key management personnel hold positions in another entity that results in them having control or significant influence over the financial or operating policies of that entity. That entity transacted with the Company in the reporting period. The terms and conditions of the transactions with key management personnel were no more favourable than those available, or which might reasonably be expected to be available, on similar transactions to non-key management personnel related entities on an arm's length basis.

The aggregate value of transactions and outstanding balances relating to key management personnel and entities over which they have control or significant influence were as follows:

	Transaction	Transaction value year ended 30 June		Balance outstanding at 30 June	
AUD		2009	2008	2009	2008
Wayne Hughes	Website and development fees	-	22,000	-	-
		-	22,000	-	-

In 2008 the Company used the website development and design services of Titan Global Consulting Pty Ltd, a company of which Wayne Hughes is a director. Amounts were billed based on normal market rates for such supplies and were due and payable under normal payment terms.

On 19 October 2009 in the event that the Company has insufficient cash-flow, the Directors agreed to forgo or accept the settlement amounts through the receipt of shares in the Company as follows;

M. White - $20,000
A. Dean - $20,000
W. Hughes - $20,000
C. Rosenberg - $12,000

M. White, A. Dean and W. Hughes have collectively provided written confirmations that they would provide financial assistance to the Company should it require further funding up to an amount of $500,000 collectively for a period from 1 July 2009 to 28 February 2011 or until such time as the Company is self sustaining, whichever is earlier.

On 25 February 2010, A. Dean and W. Hughes collectively provided written confirmations that they would provide further financial assistance to the Company should it require further funding up to an amount of $250,000 collectively for a period from 1 July 2009 to 28 February 2011 or until such time as the Company is self sustaining, whichever is earlier. This $250,000 is in addition to the $500,000 referred to immediately above.

The Company's interest in director related entities is set out in Note 10.

Directors' declaration

In the opinion of the directors of Virtual Medical Centre Limited

a) the financial statements and notes set out on pages 8 to 31 are in accordance with the Corporations Act 2001, including:

(i) giving a true and fair view of the Company's financial position as at 30 June 2009 and of their performance for the financial year ended on that date; and

(ii) complying with Australian Accounting Standards, (including the Australian Accounting Interpretations), and the Corporations Regulations 2001.

b) the financial report also complies with International Financial Reporting Standards as disclosed in note 2(a)

c) for the reasons set out in note 2(b) there are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable.

Dated at Osborne Park ......26th day of February 2010.

Signed in accordance with a resolution of the directors:

Wayne Hughes

Managing Director

Dated at Osborne Park, this 26th of February 2010.

Andrew Dean

Director

Dated at Osborne Park, this 26th of February 2010.